United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (919) 859-1302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 23, 2026 (the “Closing Date”), BioCryst Pharmaceuticals, Inc., a Delaware corporation (“BioCryst”), entered into a Loan Agreement (the “Loan Agreement”), by and among BioCryst, as borrower, the guarantors from time to time party thereto, Blackstone Alternative Credit Advisors LP and Blackstone Life Sciences Advisors L.L.C., as the Blackstone representatives thereunder, the lenders from time to time party thereto and Wilmington Trust, National Association, as agent. The Loan Agreement provides for initial term loans in the principal amount of $400 million (the “Term Loans”), which were funded on the Closing Date.

BioCryst intends to utilize the proceeds from the Term Loans solely (i) to pay the cash portion of the consideration required to consummate the Merger (as defined below) and pay other expenses related to the Merger, (ii) to pay the fees, premiums, expenses and other transaction costs incurred in connection with the transactions related to the Merger and the Loan Agreement, and (iii) for working capital and other general corporate purposes of BioCryst and its subsidiaries.  The maturity date of the Term Loans under the Loan Agreement is January 23, 2031 (the “Maturity Date”), the fifth anniversary of the Closing Date.

The Loan Agreement provides for quarterly interest-only payments until the Maturity Date, with the unpaid principal amount of the outstanding Term Loans due and payable on the Maturity Date.  Until the second anniversary of the Closing Date, BioCryst has the option to make a portion of the applicable interest payment on the Term Loans in kind (a “PIK Interest Payment”) by capitalizing as principal on the Term Loans up to 200 basis points of interest that is payable for such interest period. The Term Loans will bear interest at a rate equal to the three-month SOFR rate, which shall be no less than 1.75%, plus 4.50%, per annum and, for any interest period in which a PIK Interest Payment is made, the interest margin for such borrowing will be increased by 0.50% per annum on all Term Loans for which BioCryst has made a PIK Interest Payment for the applicable interest period.

BioCryst is required to make a mandatory prepayment of the Term Loans (i) upon the occurrence of a change of control of BioCryst, (ii) upon the incurrence of certain indebtedness not permitted under the Loan Agreement, and (iii) subject to certain exceptions and thresholds, upon the receipt of proceeds from the sale of certain assets of BioCryst and its subsidiaries, or from the receipt of proceeds from certain events of loss related to assets of BioCryst and its subsidiaries.  BioCryst may make voluntary prepayments under the Term Loans, in whole or in part. Prepayments are subject to a yield protection premium equal to (i) with respect to any prepayment made prior to the first anniversary of the Closing Date, the sum of (1) 3.00% of the principal amount of the Term Loan being prepaid plus (2) the aggregate amount of all interest that would have accrued on the principal amount of the Term Loan being prepaid from the date of prepayment through the first anniversary of the Closing Date; (ii) with respect to any prepayment made on or after the first anniversary and prior to the second anniversary of the Closing Date, 3.00% of the principal amount of the Term Loan being prepaid; (iii) with respect to any prepayment made on or after the second anniversary and prior to the third anniversary of the Closing Date, 2.00% of the principal amount of the Term Loan being prepaid; (iv) with respect to any prepayment made on or after the third anniversary and prior to the fourth anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan being prepaid; and (v) with respect to any prepayment made on or after the fourth anniversary of the Closing Date, 0.00% of the principal amount of the Term Loan being prepaid.  The foregoing yield protection premium is also payable upon certain mandatory prepayments or an acceleration that occurs within such periods.

The Loan Agreement also contains representations and warranties and affirmative and negative covenants customary for financings of this type, as well as customary events of default.  Certain of the customary negative covenants limit the ability of BioCryst and certain of its subsidiaries to, among other things, dispose of assets, engage in mergers, acquisitions and similar transactions, incur additional indebtedness, grant liens, make investments, pay dividends or make distributions or certain other restricted payments in respect of equity, prepay certain other indebtedness, enter into restrictive agreements, undertake fundamental changes or amend certain material contracts, among other customary covenants, in each case subject to certain exceptions.

A failure to comply with the covenants in the Loan Agreement, or an occurrence of any other event of default, could permit the lenders under the Loan Agreement to declare the borrowings thereunder, together with accrued interest and fees, and any applicable yield protection premium, to be immediately due and payable.

BioCryst’s obligations under the Loan Agreement are secured by a security interest in, subject to certain exceptions, substantially all of the assets of BioCryst and its subsidiaries.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which will be filed as an exhibit to BioCryst’s next periodic report filed with the U.S. Securities and Exchange Commission (the “SEC”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, BioCryst completed the transactions contemplated by the Agreement and Plan of Merger, dated as of October 14, 2025 (the “Merger Agreement”), by and among BioCryst, Axel Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BioCryst (“Merger Sub”), and Astria Therapeutics, Inc., a Delaware corporation (“Astria”). On the Closing Date, Merger Sub merged with and into Astria (the “Merger”), with Astria surviving the Merger as a wholly owned subsidiary of BioCryst. The Merger was more fully described in BioCryst’s Registration Statement on Form S-4 (File No. 333-291678) filed with the SEC on November 20, 2025, and amended on December 15, 2025 (the “Registration Statement”).

At the effective time of the Merger (the “Effective Time”), under the terms of the Merger Agreement, each share of common stock, par value $0.001 per share, of Astria (“Astria Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding shares held by BioCryst, Astria or their wholly owned subsidiaries or dissenting stockholders) was converted into the right to receive (i) 0.59 of a share of common stock, par value $0.01 per share, of BioCryst and, if applicable, cash in lieu of fractional shares, and (ii) $8.55 in cash, without interest, subject to applicable withholding taxes. Astria’s Series X Convertible Preferred Stock, par value $0.001 per share, outstanding options to purchase shares of Astria Common Stock, pre-funded warrants to purchase shares of Astria Common Stock and other warrants to purchase shares of Astria Common Stock were treated as set out in the Merger Agreement and more fully described in the Registration Statement.

The foregoing summary of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 23, 2026, BioCryst issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished hereby, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by BioCryst under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of the businesses acquired.

The financial statements of Astria required by Item 9.01(a) of this Current Report on Form 8-K are attached as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial statements of BioCryst as of September 30, 2025, for the nine months ended September 30, 2025, and for the year ended December 31, 2024, were included in the Registration Statement beginning on page 100, and are omitted in reliance on General Instruction B.3 to Form 8-K.

(d)	Exhibits.

Exhibit No.	Exhibit
2.1
Agreement and Plan of Merger by and among BioCryst Pharmaceuticals, Inc., Axel Merger Sub, Inc. and Astria Therapeutics, Inc., dated October 14, 2025 (incorporated herein by reference to Exhibit 2.1 to BioCryst’s Current Report on Form 8-K filed on October 14, 2025)*

99.1	Press Release dated January 23, 2026
99.2
Condensed Consolidated Interim Financial Statements (Unaudited) of Astria Therapeutics, Inc. as at September 30, 2025 and December 31, 2024 and for the three and nine months ended September 30, 2025 and 2024

99.3
Consolidated Financial Statements of Astria Therapeutics, Inc. as at December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023, the notes related thereto and the report of independent registered public accounting firm contained therein

99.4	Consent of Ernst & Young LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCRYST PHARMACEUTICALS, INC.

Date: January 23, 2026	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer